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Exhibit 23.1

Consent of independent auditors

We consent to the incorporation by reference in Registration Statement No. 333-12503 of E*TRADE Group, Inc. on Form S-8 of our report dated November 22, 1996, appearing in this Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 1996.

DELOITTE & TOUCHE LLP
San Jose, California
December 23, 1996